Exhibit 21.1  SUBSIDIARIES OF THE REGISTRANT

                                                 Jurisdiction of              % of Voting
                                                Incorporation or           Securities Held at
          Name of Corporation                     Organization             December 31, 2001
-----------------------------------------     ----------------------    -------------------------
TRECO L.L.C.                                      Nevada                            100%
  Basic Management, Inc.                          Nevada                             32%
     The Landwell Company LP                      Delaware                           50%
  The Landwell Company LP                         Delaware                           12%

TRE Holding Corporation                           Delaware                          100%

TRE Management Company                            Delaware                          100%

Tremont Colorado Corporation                      Delaware                          100%

Tall Pines Insurance Company                      Vermont                           100%

Titanium Metals Corporation                       Delaware                           39%

NL Industries, Inc.                               New Jersey                         21%
